EXHIBIT 4

                            SEAT PAGINE GIALLE S.P.A.

                                POWER OF ATTORNEY


          The undersigned, the CEO SEAT Pagine Gialle, S.p.A., a limited company organized under the laws of the Republic of Italy (the "Corporation"), hereby constitutes and appoints Marc Henon, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, on behalf of the Corporation, (i) all filings with the Securities and Exchange Commission, including a statement of beneficial ownership on Form 3 and a report on Schedule 13D, relating to the Shareholders Agreement, dated as of December 22, 2000, among the Corporation, Nickel Acquisition Corp. ("Nickel"), Sogerim, Societe Anonyme ("Sogerim"), and certain shareholders of NetCreations, Inc. ("NetCreations") and (ii) all other documents reasonably relating thereto and to the Agreement and Plan of Merger, dated as of December 22, 2000 among the Corporation, Nickel, Sogerim and NetCreations as such attorney-in-fact shall deem appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in- fact and agent, or his substitute or substitutes, may lawfully do and cause to be done by virtue hereof.

          This power of attorney includes the power of the attorney-in-fact to execute documents with himself as attorney-in-fact of third parties.

          IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 22nd day of December, 2000.

                                      SEAT PAGINE GAILLE S.p.A.

                                      By /s/ Lorenzo Pellicioli
                                         -------------------------------------
                                         Name:  Lorenzo Pellicioli
                                         Title: Chief Executive Officer